PA                       WELLINGTON PROPERTIES TRUST
                                                               CUSIP 949622 20 3

This certificate is
transferable in            ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND
Milwaukee, Wisconsin        CLASS A CUMULATIVE CONVERTIBLE PREFERRED SHARES
and New York, New York

This is to certify that




is the owner or
                     FULLY PAID AND NON-ASSESSABLE CLASS A
     CUMULATIVE CONVERTIBLE PREFERRED SHARES, PAR VALUE $.01 PER SHARE, OF
                          WELLINGTON PROPERTIES TRUST

transferable on the books of the Company in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Declaration of Trust and Bylaws of the Company and the amendments from time to time made thereto, copies which are on file at the principal office of the Company, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated




     SECRETARY                    [SEAL]                      CHAIRMAN



Countersigned and Registered:

     FIRSTAR TRUST COMPANY
          (Milwaukee, WI) Transfer Agent


By
                    Authorized Signature

                          WELLINGTON PROPERTIES TRUST

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

                                     UNIF GIFT MIN ACT ______ Custodian ________
                                                       (Cust)           (Minor)
                                                    Under Uniform Gift to Minors

                                                                  Act-__________
TEN COM - as tenants in common                                         (State)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

     For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________


--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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--------------------------------------------------------------------- Class A
Cumulative Convertible Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Date ______________________________   X_________________________________________
                                       Signature

                                    NOTICE:  THE  SIGNATURE  TO THIS  ASSIGNMENT
                                             MUST  CORRESPOND  WITH  THE NAME AS
                                             WRITTEN   UPON   THE  FACE  OF  THE
                                             CERTIFICATE  IN  EVERY  PARTICULAR,
                                             WITHOUT  ALTERATION OR  ENLARGEMENT
                                             OR ANY CHANGE WHATEVER

The shares of Wellington Properties Trust (the "Trust") represented by this certificate are subject to restrictions on transfer for the purpose, among other things, of the Trust's maintenance of its status as a real estate investment trust under the internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own Equity Shares in excess of (a) 8% (or such other percentage as may be determined by the Board of Trustees of the Trust) of the value of the outstanding Equity Shares of the Trust, (b) 9.9% of the total combined voting classes of Equity Shares, unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity shares which would result in the Trust being "closely held" under Section 856(b) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If the restrictions above are violated, the Equity Shares represented hereby will be transferred automatically and by operation of law to an Excess Shares Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests.

A written recitation of the rights and preferences of the Class A Cumulative Convertible Preferred Shares and all other classes of the capital shares of the Trust is available without charge upon written request to Wellington Properties Trust, 18650 West Corporate Drive, Suite 300, P.O. Box 0919, Brookfield, WI 53008-0919, Attention: President.